Exhibit 10.1

SERVICES AGREEMENT EXTENSION AGREEMENT

This Services Agreement Extension Agreement (this “Agreement”) is entered into by and between VirtualScopics, Inc., a Delaware corporation with its principal office at 500 Linden Oaks, Rochester, NY 14625 (the “Company”), and Converse & Company, a New Jersey corporation with its principal office at P.O. Box 15, Mechanicsville, PA 18934 (the “Service Provider”).

WITNESSETH

WHEREAS, the Company wishes to extend the Term of that certain Services Agreement, dated October 25, 2013 (the “Services Agreement”), entered into by and between the Company and the Service Provider, which would otherwise expire on April 18, 2014; and

WHEREAS, the Company’s Board of Directors and Compensation Committee have determined that it would be to the advantage and in the best interest of the Company and its shareholders to extend the Term of the Services Agreement as set forth in this Agreement. Capitalized terms not otherwise defined herein shall have meanings as set forth in Services Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements and undertakings set forth herein, and with the intention to be bound hereby, the parties hereto agree as follows:

1.	Extension of the Term of the Services Agreement

1.1	Section 3.1 of the Services Agreement is hereby amended so that the Term of the Services Agreement is extended for an additional three months, and the Term shall therefore expire on July 18, 2014, unless further extended pursuant to the terms and conditions of the Services Agreement.

1.2	Except as specifically set forth herein to the contrary, all other terms and conditions of the Services Agreement shall remain in full force and effect. This Agreement shall be attached to and become a part of the Services Agreement. From and after the date hereof, references to the Services Agreement shall mean the Services Agreement as amended by this Agreement.

1.3	This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO SERVICES AGREEMENT EXTENSION AGREEMENT]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

VIRTUALSCOPICS, INC.		CONVERSE & COMPANY
By:	/s/ Terence A. Walts	By:	/s/ Eric Timothy Converse
	Terence A. Walts		Eric Timothy Converse
Chairman, Compensation Committee of the Board of Directors

Dated: March 21, 2014		Dated: March 23, 2014

Acknowledged and Agreed:

/s/ Eric Timothy Converse
Eric Timothy Converse	Dated: March 23, 2014